UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 10, 2010
HARVEST NATURAL RESOURCES, INC.
(Exact name of registrant as specified in its charter)

DELAWARE (State or other jurisdiction of incorporation)	1-10762 (Commission File Number)	77-0196707 (I.R.S. Employer Identification No.)
1177 Enclave Parkway, Suite 300
Houston, Texas 77077
(Address of principal executive offices) (Zip Code)
(281) 899-5702
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.
     On February 10, 2010, Harvest Natural Resources, Inc., a Delaware corporation (the “Company”), entered into a Placement Agent Agreement (the “Placement Agreement”) with Lazard Capital Markets LLC, as lead placement agent, and Madison Williams and Company LLC, as co-placement agent (together, the “Agents”), pursuant to which the Company agreed to issue and sell, by or through the Agents, to selected institutional investors who are signatory to subscription agreements with the Company (each such purchaser, a “Purchaser”, and such agreements, the “Subscription Agreements” and, individually, a “Subscription Agreement”) up to $32 million in aggregate principal amount of the Company’s 8.25% Senior Convertible Notes due 2013 (the “Notes”). The Notes will be issued pursuant to an indenture, as supplemented by a supplemental indenture (collectively, the “Indenture”), to be entered into between the Company and U.S. Bank National Association, as trustee, and to be filed by the Company in a future Current Report on Form 8-K. The Notes are convertible into shares (the “Shares”) of common stock, $0.01 par value per share, of the Company, in accordance with the terms of the Notes and the Indenture, at the initial conversion rate specified in the Notes, under the circumstances and subject to adjustment as set forth in the Indenture. The Notes are also redeemable, in certain circumstances, at the option of the Company and may be repurchased by the Company at the Purchaser’s option, both as in accordance with the terms of the Notes and the Indenture. The closing of the sale of the Notes is expected to take place on or about February 17, 2010, subject to the satisfaction of customary closing conditions.
     The Notes and the Shares were registered under the Securities Act of 1933, as amended, pursuant to a shelf registration statement on Form S-3 filed by the Company on November 4, 2009 (Registration No. 333-162858) (the “Registration Statement”). The foregoing description of the Placement Agreement and the Subscription Agreement is only a summary and is qualified in its entirety by reference to the full text of the Placement Agreement, which is filed as Exhibit 10.1, and the forms of the Subscription Agreement, which are filed as Exhibit 10.2 and Exhibit 10.3, to this Current Report on Form 8-K, and each of which is incorporated by reference into this Item 1.01.
     This Current Report on Form 8-K does not constitute an offer to sell nor a solicitation of an offer to buy any security and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale would be unlawful.

Item 7.01	Regulation FD Disclosure.
Operational Update
     On January 28, 2010, we entered into an option agreement for a 40% to 50% interest in a new exploration prospect in the Area of Mutual Interest in the upper Gulf Coast Region of the United States.
Financing Update
     The Company is contemplating an additional source of financing through an Islamic (sukuk) financing, in which one of the Company’s subsidiaries would form a partnership, contribute certain assets to that partnership and subsequently sell a minority interest in the partnership to one or more third parties for approximately $250 million. Although the terms of this transaction have not been finalized, the Company anticipates that the terms would include the agreement by the Company’s subsidiary to reacquire all of the third-party partnership interests sold, including premiums thereon. While we may be able to consummate this financing transaction during the first half of 2010, there can be no assurances that this transaction will be consummated or that we will not decide to pursue alternative financing.

Item 8.01	Other Events.
     On February 11, 2010, the Company issued a press release announcing the pricing of the offering of the Notes. A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference in this Item 8.01.
     In connection with the offering of the Notes, the Company has updated its ratio of earnings to fixed charges included in the Registration Statement to reflect the consolidated financial statements of the Company filed in its Quarterly Report on Form 10-Q for the quarter ended September 30, 2009. The updated ratio of earnings to fixed charges on a consolidated basis is set forth below. You should read the following ratio in conjunction with our consolidated financial statements and the notes to those financial statements that are incorporated by reference in the prospectus supplement related to the offering of the notes.

	Nine Months
	Ended September 30,			Year Ended December 31,
	2009		2008	2008	2007	2006		2005	2004
Ratio of Earnings to Fixed Charges (1)(2)	—	(3)	26.6	12.9	4.7	—	(4)	31.0	8.8

(1)	In calculating the ratio of earnings to fixed charges, “earnings” consist of pretax income (loss) before adjustment for noncontrolling interests in consolidated subsidiaries or income or loss from equity investees, plus fixed charges (excluding capitalized interest), plus distributed income of equity investees. “Fixed charges” represent interest incurred (whether expensed or capitalized), amortization of debt costs and an estimate of the interest within rental expense.

(2)	For purposes of calculating the ratio of earnings to fixed charges, the amount included in the calculation for distributed income from equity investees is reflected in the period the related distribution was officially approved by the equity investee’s board of directors even when cash may have been received in the form of an advance from the equity investee in a previous period.

(3)	At September 30, 2009, fixed charges exceeded earnings by less then $5,000.

(4)	In 2006, fixed charges exceeded earnings by $13.3 million.

Item 9.01	Exhibits.
(d)	Exhibits.
The following exhibits are filed as exhibits to this Current Report on Form 8-K:

Exhibit No.	Description
10.1	Placement Agent Agreement, dated February 10, 2010, relating to the 8.25% Senior Convertible Notes due 2013, by and among the Company, as issuer, and Lazard Capital Markets LLC and Madison Williams and Company LLC, as placement agents.

10.2	Form of Standard Subscription Agreement, to be entered into by and among the Company and certain purchasers signatory thereto.

10.3	Form of Subscription Agreement, to be entered into by and among the Company and certain purchasers signatory thereto.

12.1	Statement Regarding Computation of Ratio of Earnings to Fixed Charges.

99.1	Press Release, dated February 11, 2010.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HARVEST NATURAL RESOURCES, INC.
Dated: February 11, 2010
	By:	/s/ Keith L. Head
Keith L. Head
Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description
10.1	Placement Agent Agreement, dated February 10, 2010, relating to the 8.25% Senior Convertible Notes due 2013, by and among the Company, as issuer, and Lazard Capital Markets LLC and Madison Williams and Company LLC, as placement agents.

10.2	Form of Standard Subscription Agreement, to be entered into by and among the Company and certain purchasers signatory thereto.

10.3	Form of Subscription Agreement, to be entered into by and among the Company and certain purchasers signatory thereto.

12.1	Statement Regarding Computation of Ratio of Earnings to Fixed Charges.

99.1	Press Release, dated February 11, 2010.